EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

COURT GRANTS ORDER FOR EXPEDITED DISCOVERY IN ASHFORD, INC. LITIGATION AGAINST SESSA CAPITAL

Discovery Seeks Information about Sessa’s Limited Partners

Court Denies Sessa’s Expedited Request and Delays Hearing Sessa’s Discovery Motion

DALLAS, April 12, 2016 – Ashford Inc. (NYSE MKT: AINC) (the “Company”) today announced an update on its pending litigation with Sessa Capital (“Sessa”). The United States District Court for the Northern District of Texas issued an order on Wednesday, April 6, 2016 in the civil case in which Ashford Inc. is a named defendant granting Ashford Hospitality Prime’s (“Ashford Prime”) request for expedited discovery. The discovery request seeks the names and identities of Sessa’s limited partners, communication between those limited partners and Sessa, and information about cooperation between Sessa and its limited partners in support of its claims that Sessa violated Ashford Prime’s bylaws and federal securities laws. Ashford Inc. understands that additional discovery will be pursued against the limited partners themselves as their identities are revealed regarding all communication between the limited partners and Sessa related to Ashford Group of Companies.

Sessa unsuccessfully opposed the request for expedited discovery and also unsuccessfully sought to have its claims heard first. The Court also rejected these requests by Sessa, and delayed Sessa’s application until it could resolve the challenge to the validity of Sessa’s slate.
The Company will continue to vigorously defend itself in this action. The Company believes Sessa’s claims are frivolous and without merit.

In a separate action filed by the Company on March 23, 2016, the Company continues to seek relief for what it believes is tortious interference by Sessa with the advisory agreement between the Company and Ashford Prime. In connection with this action, the Company is seeking to prevent payment of redemptions by Sessa to its investors in order to ensure funds in excess of $200 million are available upon a successful ruling in the Company’s favor in the lawsuit. The Company will continue to take all necessary action in order to protect its stockholders.

Ashford Inc. provides global asset management, investment management and related services to the real estate and hospitality sectors.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel;
changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the
Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release.

Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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